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                                                                    Exhibit 99.9



                          CONSENT TO BE IDENTIFIED AS
                              A PROPOSED DIRECTOR




     I, Maria Zumas Thulin, Director of First Colonial Group, Inc. and Nazareth National Bank and Trust Company, a national bank, hereby consent to being identified as a proposed director of KNBT Bancorp, Inc. (the "Company") and Keystone Nazareth Bank & Trust Company in the Company's prospectus to be included in a registration statement on Form S-1.




                                        By:  /s/  Maria Zumas Thulin
                                             -----------------------------------
                                             Maria Zumas Thulin



Dated: June 3, 2003